EXHIBIT 99.1

Evome Sells Simbex R&D Business Unit to Riddell for $4.83M in Cash;

Improves Balance Sheet, Reduces Biodex Acquisition Debt

New York, New York, April 2, 2024 - Evome Medical Technologies Inc. (the "Company" or "Evome") (TSXV: EVMT) has reached an agreement with EB Sports Corp. (the "Buyer"), the parent company of Riddell Sports Group, an industry leader in football helmet technology and innovation, to sell Simbex LLC ("Simbex"), the Company's R&D business unit, for approximately $4.83M in cash. The proceeds will be used to pay down Simbex debt and reduce Evome's acquisition debt to the seller of its operating subsidiary Biodex Rehab Systems, LLC ("Biodex"), strengthening the Company's balance sheet, as well as increasing focus on revenue and profit growth from the Biodex product line.

This focus on revenue growth and market expansion has led Biodex to launch a new, high-tech product called the RST (Reactive Step Trainer). The RST was launched by the Company at the American Physical Therapy Association Combined Sections Meeting in Boston on February 15, 2024. The RST is designed to improve balance and reduce tripping and falling, particularly among elderly patients. The Reactive Step Trainer can provide repetitive conditioning training along with random and on-demand perturbation challenges, designed to help patients improve their compensatory step strategies and reduce fall risk. It has been meticulously engineered to be cost-effective, ensuring accessibility to a wider range of patients, while also prioritizing functionality to effectively cater to the clinical requirements of Physical Therapists.

Looking ahead, Evome plans to continue its innovation with the upcoming launch of the SpaceTek Knee™ in late 2024. This isokinetic device, co-developed with NASA, represents another milestone in Evome's commitment to advancing medical technology and improving patient outcomes while improving margins and increasing sales by democratizing its technology to a broader market.

"Since July of 2023, I have worked tirelessly with our team to turn the company around" said Mike Seckler, CEO. "We started with a focus on increasing revenues and margins, which led to two consecutive quarters of positive Adjusted EBITDA. In the first quarter of the year we have focused on two strategic imperatives. First, we are reducing debt and improving our balance sheet by selling non-core business units. We will work towards continuing to make progress on our balance sheet in the second quarter. Second, we have retooled our production platform to deliver on increasing demand from our Biodex products. I believe that we have the potential to have a breakout second quarter of this year in terms of Biodex products and improvement of the balance sheet."

Pursuant to a membership interest purchase agreement signed and dated April 1, 2024 between an indirect wholly owned subsidiary of the Company (the "Seller"), the Buyer and the Company, the Buyer has acquired all of the issued and outstanding capital stock of Simbex from the Seller in consideration for US$3,550,000 (approximately $4.83M) in cash. The gross proceeds will reduce senior debt of Simbex by US$824,441 upon closing and acquisition debt of the Evome associated with its acquisition of Biodex by US$2,115,559, with the remainder of funds used for transaction costs and debt reduction to subordinated and unsecured creditors.

As a result of the sale, Evome expects a reduction in annual revenue of ~US$6,000,000. Net income is expected to decrease immaterially.

Mike Seckler

Chief Executive Officer

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

Cautionary Statements

Unless otherwise specified, all dollar amounts in this press release are expressed in Canadian dollars.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company launching new products in 2024 and the timing of such launches. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including, the Company having the necessary capital to complete its business objectives. The Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which the Company operates; the ability of the Company to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; ongoing or new disruptions in the supply chain, the extent and scope of such supply chain disruptions, and the timing or extent of the resolution or improvement of such disruptions; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which  the Company is exposed; the failure of third parties to comply with their obligations to  the Company or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; as well as those risk factors discussed or referred to in the Company's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.ca. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

This press release refers to "Adjusted EBITDA" which is a non-GAAP and non-IFRS financial measure that does not have a standardized meaning prescribed by GAAP or IFRS. "Adjusted EBITDA" is defined as net operating loss excluding depreciation of property and equipment, amortization of right-of-use asset, amortization of intangible asset, severance expense due to restructuring, and stock-based compensation.